Exhibit 5
                           Lawrence J. Gagnon, Esq.
                              2636 Whitney Place
                            Fort Gratiot, MI  48059


                                       December 23, 1996




Southeastern Michigan Gas Enterprises, Inc.
405 Water Street
Port Huron, MI  48060

     Southeastern Michigan Gas Enterprises, Inc., a Michigan corporation (the "Company"), is about to file with the Securities and Exchange Commission, under Securities Act of 1933, as amended, a Registration Statement, Form S-3, registering 2,000,000 shares of Common Stock, $1 par value (the "Common Stock") to be issued and sold pursuant to a Direct Purchase and Dividend Reinvestment Plan ("the Plan"). Such Registration Statement is hereinafter referred to as the "Registration Statement" and the Prospectus which is a part of the Registration Statement is hereinafter referred to as the "Prospectus".

     I have examined the Registration Statement and have reviewed statements and information from officers and representatives of the Company and have made such other investigations of fact and law as I have deemed necessary as a basis for the opinions hereafter expressed.

     As counsel for the Company in this matter, it is my opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Michigan with corporate power to carry out its business as described in the Prospectus.

     2. When the Registration Statement has become effective, any applicable state security law has been complied with, and the Common Stock has been issued and sold as contemplated in the Registration Statement and in the Prospectus, the Common Stock will be legally issued, fully paid and non-assessable.

     3. The statements made in the Registration Statement under the heading "Federal Income Tax Matters" are correct.

     This opinion does not address the necessity, if any, for any person involved in the administration or effectuation of the Plan, including the sale of Common Stock pursuant to the Plan, (including without limitation the Plan Administrator, the Enrollment Agent and the Company) to register or otherwise qualify as a broker, dealer, salesman, agent and/or other entity pursuant to the requirements of any federal or state law (including without limitation state blue-sky laws, the Securities Act of 1933 and the Securities Exchange Act of 1934). To the extent that such registration or other qualification affects the validity of this opinion, this opinion is contingent on the proper and timely perfection of such registration or qualification. Defined terms used herein, but not defined herein, have the meaning given to them in the Registration Statement and Prospectus.

     I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                       Sincerely,

                                       Lawrence J. Gagnon

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